                                                                      Exhibit 11
                                                                          1 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)


                                                   Three months ended June 30,
                                                  -----------------------------
                                                      1997              1996
                                                  ------------     ------------
Net income......................................  $      498.9     $      463.7
                                                  ============     ============

Earnings Per Common Share
Weighted average shares outstanding.............   437,469,281      437,751,400
Incremental shares from assumed exercise of
 stock options and payment of deferred
 performance share awards.......................     2,029,270        1,804,543
                                                  ------------     ------------
Total shares....................................   439,498,551      439,555,943
                                                  ============     ============


Net income......................................  $       1.14     $       1.05
                                                  ============     ============


Fully Diluted Earnings Per Common Share*
Weighted average shares outstanding.............   437,469,281      437,751,400
Incremental shares from assumed exercise of
 stock options and payment of deferred
 performance share awards.......................     3,512,438        1,909,055
                                                  ------------     ------------
Total shares....................................   440,981,719      439,660,455
                                                  ============     ============


Net income......................................  $       1.13     $       1.05
                                                  ============     ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11
                                                                          2 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)


                                                         Six months ended June 30,
                                                       -----------------------------
                                                           1997             1996
                                                       ------------     ------------

Income before cumulative effect of
 change in accounting principle......................  $    1,014.5     $      928.4
Cumulative effect of change in accounting principle..            --            142.1
                                                       ------------     ------------
Net income...........................................  $    1,014.5     $    1,070.5
                                                       ============     ============

Earnings Per Common Share
Weighted average shares outstanding..................   437,617,277      437,724,359
Incremental shares from assumed exercise of stock
 options and payment of deferred performance share
 awards..............................................     2,057,049        2,164,240
                                                       ------------     ------------
Total shares.........................................   439,674,326      439,888,599
                                                       ============     ============

Income before cumulative effect of
 change in accounting principle......................  $       2.31     $       2.11
Cumulative effect of change in accounting
 principle...........................................            --              .32
                                                       ------------     ------------
Net income...........................................  $       2.31     $       2.43
                                                       ============     ============

Fully Diluted Earnings Per Common Share*
Weighted average shares outstanding..................   437,617,277      437,724,359
Incremental shares from assumed exercise
 of stock options and payment of deferred
 performance share awards............................     2,816,431        2,216,496
                                                       ------------     ------------
Total shares.........................................   440,433,708      439,940,855
                                                       ============     ============

Income before cumulative effect of
 change in accounting principle......................  $       2.30     $       2.11
Cumulative effect of change in accounting
 principle...........................................            --              .32
                                                       ------------     ------------
Net income...........................................  $       2.30     $       2.43
                                                       ============     ============

 * Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.